Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Melissa Corey
Public Relations & Communications Manager
(770) 418-8231
mcorey@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES RECORD
2012 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Record Fourth quarter EPS from continuing operations of $0.72 per diluted share, up 31% over adjusted prior period quarter

Record Full year 2012 EPS from continuing operations of $2.64 per diluted share, up 49% over adjusted prior period year

Duluth, GA, February 19, 2013 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported income from continuing operations for the fourth quarter 2012 of $22.6 million, or $0.72 per diluted share, versus adjusted income from continuing operations in the fourth quarter 2011 of $17.5 million, or $0.55 per diluted share, a 31% increase per diluted share. Net income for the fourth quarter 2012 was $22.8 million, or $0.73 per diluted share, compared to $21.5 million, or $0.68 per diluted share in the prior year period. See attached reconciliation for reported adjustments.

Fourth Quarter 2012 Highlights (compared to the prior year period, as reported):

•	Total revenues increased 15% to $1.2 billion

•	New vehicle retail revenues increased 21%

•	Used vehicle retail revenues up 5%

•	Finance and insurance revenues up 23%

•	Total gross profit up 11% with increases from all business lines

•	SG&A expense as a percent of gross profit improved 230 basis points to 72.2%

2012 Strategic Updates:

•	Continued to drive operational excellence through investments in people, technology, and process improvements

•	Repurchased $23 million of Asbury common stock in 2012, or approximately 3% of our common shares outstanding; $50 million remaining under new Board Authorization

•	Completed $18 million in lease buy-outs

•	Purchased $13 million of real estate in anticipation of future lease expirations

•	Continued fine tuning our dealership portfolio; acquired a VW and a Bentley franchise and divested a Honda and a Volvo franchise

•	Reduced fourth quarter leverage to 2.4x Total Debt/Adjusted EBITDA compared to 2.8x at the end of fourth quarter 2011

“We are pleased to announce record fourth quarter and full year results,” said Craig Monaghan, Asbury's President and Chief Executive Officer. “These results demonstrate the benefits of the operating leverage we have built into our business model, which we expect will continue yielding strong results as North American automotive sales continue to recover. We expect the recovery of automotive sales to continue in 2013 due to the increasing average age of vehicles in the U.S., extremely attractive financing rates, and the availability of exciting new products.”
Asbury's Executive Vice President and Chief Operating Officer Michael Kearney added, “We continue to focus on providing our customers with the highest levels of service in our sales departments and our service lanes. Our new vehicle unit sales significantly out-performed the industry, increasing 21% due to the strength of our brand portfolio and excellent sales execution. We are also very encouraged with the traction we are seeing in our parts and service growth.”
For the full year 2012, the Company reported income from continuing operations of $83.3 million, or $2.64 per diluted share, versus adjusted income from continuing operations of $57.8 million, or $1.77 per diluted share, in the prior period. Net income for the full year 2012 was $82.2 million, or $2.61 per diluted share, compared to $67.9 million, or $2.08 per diluted share in the prior period. See attached reconciliation for reported adjustments. Revenues for the full year 2012 totaled $4.6 billion, an increase of 12% compared to the prior period.
Asbury will host a conference call to discuss its fourth quarter and year-end results this morning at 11:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (888) 312-3048 (domestic), or (719) 457-2645 (international); passcode - 1976747. Callers should dial in approximately 5 to 10 minutes before the call begins.

 About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 77 retail auto stores, encompassing 98 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its business initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
REVENUES:
New vehicle	$712.9	$589.2	$2,607.4	$2,239.4
Used vehicle	320.9	295.9	1,301.0	1,208.1
Parts and service	141.4	137.4	565.3	555.6
Finance and insurance, net	43.5	35.5	166.6	137.0
Total revenues	1,218.7	1,058.0	4,640.3	4,140.1
COST OF SALES:
New vehicle	668.8	549.5	2,441.8	2,088.3
Used vehicle	296.5	273.8	1,197.4	1,108.1
Parts and service	59.2	60.1	237.5	244.7
Total cost of sales	1,024.5	883.4	3,876.7	3,441.1
GROSS PROFIT	194.2	174.6	763.6	699.0
OPERATING EXPENSES:
Selling, general and administrative	140.2	130.0	556.1	531.6
Depreciation and amortization	5.7	5.8	22.6	22.5
Other operating (income) expense, net	—	(2.4)	(1.0)	13.7
Income from operations	48.3	41.2	185.9	131.2
OTHER EXPENSES:
Floor plan interest expense	(3.1)	(2.7)	(11.6)	(9.3)
Other interest expense, net	(9.0)	(8.8)	(35.6)	(39.6)
Swap interest expense	(1.2)	(1.3)	(5.0)	(5.5)
Convertible debt discount amortization	—	(0.2)	(0.4)	(0.8)
Loss on extinguishment of long-term debt	—	(0.4)	—	(0.8)
Total other expenses, net	(13.3)	(13.4)	(52.6)	(56.0)
Income before income taxes	35.0	27.8	133.3	75.2
INCOME TAX EXPENSE	12.4	10.6	50.0	28.7
INCOME FROM CONTINUING OPERATIONS	22.6	17.2	83.3	46.5
DISCONTINUED OPERATIONS, net of tax	0.2	4.3	(1.1)	21.4
NET INCOME	$22.8	$21.5	$82.2	$67.9
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.73	$0.55	$2.68	$1.46
Discontinued operations	0.01	0.14	(0.04)	0.68
Net income	$0.74	$0.69	$2.64	$2.14
Diluted—
Continuing operations	$0.72	$0.54	$2.64	$1.43
Discontinued operations	0.01	0.14	(0.03)	0.65
Net income	$0.73	$0.68	$2.61	$2.08
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	31.0	31.0	31.1	31.8
Stock options	—	0.5	0.2	0.6
Restricted stock	0.2	0.1	0.1	0.1
Performance share units	0.2	0.1	0.1	0.1
Diluted	31.4	31.7	31.5	32.6

New Vehicle-

	For the Three Months Ended December 31,		Increase	% Change
	2012	2011
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$287.1	$235.0	$52.1	22%
Mid-line import	323.3	263.9	59.4	23%
Mid-line domestic	98.3	90.3	8.0	9%
Total new vehicle revenue—same store(1)	708.7	589.2	119.5	20%
New vehicle revenue—acquisitions	4.2	—
New vehicle revenue, as reported	$712.9	$589.2	$123.7	21%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$21.3	$18.6	$2.7	15%
Mid-line import	16.1	14.8	1.3	9%
Mid-line domestic	6.5	6.3	0.2	3%
Total new vehicle gross profit—same store(1)	43.9	39.7	4.2	11%
New vehicle gross profit—acquisitions	0.2	—
New vehicle gross profit, as reported	$44.1	$39.7	$4.4	11%

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2012	2011
New vehicle units:
New vehicle retail units—same store(1)
Luxury	5,772	4,738	1,034	22%
Mid-line import	12,098	9,793	2,305	24%
Mid-line domestic	2,583	2,353	230	10%
Total new vehicle retail units—same store(1)	20,453	16,884	3,569	21%
Fleet vehicles	555	672	(117)	(17)%
Total new vehicle units—same store(1)	21,008	17,556	3,452	20%
New vehicle units—acquisitions	92	—
New vehicle units—actual	21,100	17,556	3,544	20%

New Vehicle Metrics-

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2012	2011
Revenue per new vehicle sold—same store(1)	$33,735	$33,561	$174	1%
Gross profit per new vehicle sold—same store(1)	$2,090	$2,261	$(171)	(8)%
New vehicle gross margin—same store(1)	6.2%	6.7%	(0.5)%	(7)%

______________________________

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Three Months Ended December 31,		Increase	% Change
	2012	2011
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$267.6	$255.5	$12.1	5%
Used vehicle retail revenues—acquisitions	1.7	—
Total used vehicle retail revenues	269.3	255.5	13.8	5%

Used vehicle wholesale revenues—same store(1)	51.3	40.4	10.9	27%
Used vehicle wholesale revenues—acquisitions	0.3	—
Total used vehicle wholesale revenues	51.6	40.4	11.2	28%
Used vehicle revenue, as reported	$320.9	$295.9	$25.0	8%
Gross profit:
Used vehicle retail gross profit—same store(1)	$24.3	$22.9	$1.4	6%
Used vehicle retail gross profit—acquisitions	0.3	—
Total used vehicle retail gross profit	24.6	22.9	1.7	7%

Used vehicle wholesale gross profit—same store(1)	(0.2)	(0.8)	0.6	75%
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	(0.2)	(0.8)	0.6	75%
Used vehicle gross profit, as reported	$24.4	$22.1	$2.3	10%
Used vehicle retail units:
Used vehicle retail units—same store(1)	13,611	13,483	128	1%
Used vehicle retail units—acquisitions	70	—
Used vehicle retail units—actual	13,681	13,483	198	1%

Used Vehicle Metrics-

	For the Three Months Ended December 31,		Increase	% Change
	2012	2011
Revenue per used vehicle retailed—same store(1)	$19,661	$18,950	$711	4%
Gross profit per used vehicle retailed—same store(1)	$1,785	$1,698	$87	5%
Used vehicle retail gross margin—same store(1)	9.1%	9.0%	0.1%	1%
______________________________

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2012	2011
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$140.6	$137.4	$3.2	2%
Parts and service revenues—acquisitions	0.8	—
Parts and service revenue, as reported	$141.4	$137.4	$4.0	3%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$50.7	$48.1	$2.6	5%
Reconditioning and preparation	16.5	14.9	1.6	11%
Warranty	9.9	9.5	0.4	4%
Wholesale parts	4.7	4.8	(0.1)	(2)%
Total parts and service gross profit—same store(1)	81.8	77.3	4.5	6%
Parts and service gross profit—acquisitions	0.4	—
Parts and service gross profit, as reported	$82.2	$77.3	$4.9	6%
Parts and service gross margin—same store(1)	58.2%	56.3%	1.9%	3%
 _____________________________

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Three Months Ended December 31,		Increase	% Change
	2012	2011
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$43.3	$35.5	$7.8	22%
Finance and insurance, net—acquisitions	0.2	—
Finance and insurance, net as reported	$43.5	$35.5	$8.0	23%
Finance and insurance, net per vehicle sold—same store(1)	$1,251	$1,144	$107	9%
______________________________

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended December 31,
	2012	2011
REVENUE MIX PERCENTAGES:
New vehicles	58.5%	55.7%
Used retail vehicles	22.1%	24.1%
Used vehicle wholesale	4.2%	3.8%
Parts and service	11.6%	13.0%
Finance and insurance, net	3.6%	3.4%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	22.7%	22.7%
Used retail vehicles	12.7%	13.2%
Used vehicle wholesale	(0.1)%	(0.5)%
Parts and service	42.3%	44.3%
Finance and insurance, net	22.4%	20.3%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	72.2%	74.5%

New Vehicle-

	For the Twelve Months Ended December 31,		Increase	% Change
	2012	2011
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$959.2	$828.1	$131.1	16%
Mid-line import	1,268.3	1,060.6	207.7	20%
Mid-line domestic	374.1	350.7	23.4	7%
Total new vehicle revenue—same store(1)	2,601.6	2,239.4	362.2	16%
New vehicle revenue—acquisitions	5.8	—
New vehicle revenue, as reported	$2,607.4	$2,239.4	$368.0	16%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$72.6	$63.4	$9.2	15%
Mid-line import	67.4	63.9	3.5	5%
Mid-line domestic	25.1	23.8	1.3	5%
Total new vehicle gross profit—same store(1)	165.1	151.1	14.0	9%
New vehicle gross profit—acquisitions	0.5	—
New vehicle gross profit, as reported	$165.6	$151.1	$14.5	10%

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2012	2011
New vehicle units:
New vehicle retail units—same store(1)
Luxury	19,386	16,712	2,674	16%
Mid-line import	48,067	40,560	7,507	19%
Mid-line domestic	10,147	9,353	794	8%
Total new vehicle retail units—same store(1)	77,600	66,625	10,975	16%
Fleet vehicles	2,365	2,679	(314)	(12)%
Total new vehicle units—same store(1)	79,965	69,304	10,661	15%
New vehicle units—acquisitions	112	—
New vehicle units—actual	80,077	69,304	10,773	16%

New Vehicle Metrics-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2012	2011
Revenue per new vehicle sold—same store(1)	$32,534	$32,313	$221	1%
Gross profit per new vehicle sold—same store(1)	$2,065	$2,180	$(115)	(5)%
New vehicle gross margin—same store(1)	6.3%	6.7%	(0.4)%	(6)%
______________________________

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Twelve Months Ended December 31,		Increase	% Change
	2012	2011
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$1,099.2	$1,021.5	$77.7	8%
Used vehicle retail revenues—acquisitions	2.2	—
Total used vehicle retail revenues	1,101.4	1,021.5	79.9	8%

Used vehicle wholesale revenues—same store(1)	199.2	186.6	12.6	7%
Used vehicle wholesale revenues—acquisitions	0.4	—
Total used vehicle wholesale revenues	199.6	186.6	13.0	7%
Used vehicle revenue, as reported	$1,301.0	$1,208.1	$92.9	8%
Gross profit:
Used vehicle retail gross profit—same store(1)	$103.8	$101.1	$2.7	3%
Used vehicle retail gross profit—acquisitions	0.2	—
Total used vehicle retail gross profit	104.0	101.1	2.9	3%

Used vehicle wholesale gross profit—same store(1)	(0.5)	(1.1)	0.6	55%
Used vehicle wholesale gross profit—acquisitions	0.1	—
Total used vehicle wholesale gross profit	(0.4)	(1.1)	0.7	64%
Used vehicle gross profit, as reported	$103.6	$100.0	$3.6	4%
Used vehicle retail units:
Used vehicle retail units—same store(1)	57,345	54,009	3,336	6%
Used vehicle retail units—acquisitions	89	—
Used vehicle retail units—actual	57,434	54,009	3,425	6%

Used Vehicle Metrics-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2012	2011
Revenue per used vehicle retailed—same store(1)	$19,168	$18,914	$254	1%
Gross profit per used vehicle retailed—same store(1)	$1,810	$1,872	$(62)	(3)%
Used vehicle retail gross margin—same store(1)	9.4%	9.9%	(0.5)%	(5)%
______________________________

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2012	2011
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$564.2	$555.6	$8.6	2%
Parts and service revenues—acquisitions	1.1	—
Parts and service revenue, as reported	$565.3	$555.6	$9.7	2%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$202.4	$193.1	$9.3	5%
Reconditioning and preparation	66.9	56.2	10.7	19%
Warranty	38.8	42.8	(4.0)	(9)%
Wholesale parts	19.1	18.8	0.3	2%
Total parts and service gross profit—same store(1)	327.2	310.9	16.3	5%
Parts and service gross profit—acquisitions	0.6	—
Parts and service gross profit, as reported	$327.8	$310.9	$16.9	5%
Parts and service gross margin—same store(1)	58.0%	56.0%	2.0%	4%
 _____________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Twelve Months Ended December 31,		Increase	% Change
	2012	2011
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$166.4	$137.0	$29.4	21%
Finance and insurance, net—acquisitions	0.2	—
Finance and insurance, net as reported	$166.6	$137.0	$29.6	22%
Finance and insurance, net per vehicle sold—same store(1)	$1,212	$1,111	$101	9%
______________________________

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Year Ended December 31,
	2012	2011
REVENUE MIX PERCENTAGES:
New vehicles	56.2%	54.1%
Used retail vehicles	23.7%	24.7%
Used vehicle wholesale	4.3%	4.5%
Parts and service	12.2%	13.4%
Finance and insurance, net	3.6%	3.3%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	21.7%	21.6%
Used retail vehicles	13.7%	14.5%
Used vehicle wholesale	(0.1)%	(0.2)%
Parts and service	42.9%	44.5%
Finance and insurance, net	21.8%	19.6%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	72.8%	76.1%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	December 31, 2012	December 31, 2011	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$6.2	$11.4	$(5.2)	(46)%
New vehicle inventory	517.4	400.0	117.4	29%
Used vehicle inventory	94.6	82.0	12.6	15%
Parts inventory	36.5	37.5	(1.0)	(3)%
Total current assets	986.4	792.5	193.9	24%
Floor plan notes payable	556.7	434.0	122.7	28%
Total current liabilities	779.8	636.3	143.5	23%

CAPITALIZATION:
Long-term debt (including current portion)	$466.0	$458.6	$7.4	2%
Shareholders' equity	402.8	326.6	76.2	23%
Total	$868.8	$785.2	$83.6	11%
Brand Mix - New Vehicle Revenue by Brand-

	For the Year Ended December 31,
	2012	2011
Luxury
BMW	9%	10%
Mercedes-Benz	7%	7%
Lexus	7%	6%
Acura	5%	5%
Infiniti	5%	4%
Other luxury	4%	5%
Total luxury	37%	37%
Mid-Line Imports:
Honda	21%	19%
Nissan	13%	13%
Toyota	11%	11%
Other imports	4%	4%
Total imports	49%	47%
Mid-Line Domestic:
Ford	8%	9%
Chevrolet	2%	3%
Other domestics	4%	4%
Total domestic	14%	16%
Total New Vehicle Revenue	100%	100%

Selling, General and Administrative Expense (“SG&A”)-

	For the Three Months Ended December 31,				Increase (Decrease)	% of Gross Profit Decrease
	2012	% of Gross Profit	2011	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$131.4	67.7%	$121.1	69.4%	$10.3	(1.7)%
Rent expense	8.8	4.5%	8.9	5.1%	(0.1)	(0.6)%
SG&A-total	$140.2	72.2%	$130.0	74.5%	$10.2	(2.3)%
Gross profit	$194.2		$174.6

	For the Year Ended December 31,				Increase (Decrease)	% of Gross Profit Decrease
	2012	% of Gross Profit	2011	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$520.6	68.2%	$495.3	70.9%	$25.3	(2.7)%
Rent expense	35.5	4.6%	36.3	5.2%	(0.8)	(0.6)%
SG&A-total	$556.1	72.8%	$531.6	76.1%	$24.5	(3.3)%
Gross profit	$763.6		$699.0

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from continuing operations," "Adjusted diluted earnings per share ("EPS") from continuing operations," "Adjusted EBITDA," and "Adjusted leverage ratio." Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in connection with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In its evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

	For the Twelve Months Ended
	December 31, 2012	December 31, 2011
	(Dollars in millions)
Adjusted leverage ratio:
Book value of long-term debt (including current portion)	$466.0	$458.6

Calculation of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"):
Income from continuing operations	$83.3	$46.5

Add:
Depreciation and amortization	22.6	22.5
Income tax expense	50.0	28.7
Convertible debt discount amortization	0.4	0.8
Swap and other interest expense	40.6	45.1
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	196.9	143.6

Non-core items - expense:
Lease termination charges	—	1.0
Real estate impairment charges	—	0.9
Litigation related expense	—	9.0
Executive separation cost	—	6.6
Loss on extinguishment of long-term debt	—	0.8
Total non-core items	—	18.3

Adjusted EBITDA	$196.9	$161.9

Adjusted leverage ratio	2.4	2.8

The non-core operating items shown in the tables below are (i) legal claims related to operations from 2000 to 2006, (ii) expenses related to executive separation benefits, (iii) expenses related to lease termination charges, (iv) real estate impairment charges and (v) loss on extinguishment of long-term debt.

	For the Three Months Ended December 31,
	2012	2011
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$22.8	$21.5
Discontinued operations, net of tax	(0.2)	(4.3)
Income from continuing operations	22.6	17.2

Non-core items - expense (income):
Loss on extinguishment of long-term debt	—	0.4
Tax benefit on non-core items above	—	(0.1)
Total non-core items	—	0.3
Adjusted income from continuing operations	$22.6	$17.5

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$0.73	$0.68
Discontinued operations, net of tax	(0.01)	(0.14)
Income from continuing operations	0.72	0.54

Total non-core items	—	0.01
Adjusted diluted EPS from continuing operations	$0.72	$0.55

Weighted average common shares outstanding - diluted	31.4	31.7

	For the Twelve Months Ended December 31,
	2012	2011
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$82.2	$67.9
Discontinued operations, net of tax (i)	1.1	(21.4)
Income from continuing operations	83.3	46.5

Non-core items - expense (income):
Litigation related expense	—	9.0
Executive separation costs	—	6.6
Lease termination charges	—	1.0
Real estate impairment charges	—	0.9
Loss on extinguishment of long-term debt	—	0.8
Tax benefit on non-core items above	—	(7.0)
Total non-core items	—	11.3
Adjusted income from continuing operations	$83.3	$57.8

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$2.61	$2.08
Discontinued operations, net of tax	0.03	(0.65)
Income from continuing operations	2.64	1.43

Total non-core items	—	0.34
Adjusted diluted EPS from continuing operations	$2.64	$1.77

Weighted average common shares outstanding - diluted	31.5	32.6

(i) Discontinued operations, net of tax, for the twelve months ended December 31, 2011, includes $22.3 million in net-of-tax gains on the sale of our heavy truck business, two additional franchises (two dealership locations) and one ancillary business.